UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2019 (June 28, 2019)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing Series A Trust Preferred Interest in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing Series B Trust Preferred Interest in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2    Financial Information
Item 2.01    Completion of Acquisition or Disposition of Assets

Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent divestiture of one such business.

Clean Earth
On May 8, 2019, the Company, as majority stockholder of CEHI Acquisition Corporation (“CEHI”) and as Sellers’ Representative, entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Calrissian Holdings, LLC (“Buyer”), CEHI, the other holders of stock and options of CEHI and, as Buyer’s guarantor, Harsco Corporation, to sell to Buyer all of the issued and outstanding securities of CEHI, the parent company of the operating entity, Clean Earth, Inc.

On June 28, 2019, Buyer completed the acquisition of all the issued and outstanding securities of CEHI pursuant to the Purchase Agreement (the “Transaction”). The sale price of CEHI was based on an aggregate total enterprise value of $625 million and is subject to customary working capital adjustments. After the allocation of the sales price to CEHI non-controlling equityholders and the payment of transaction expenses, CODI is expected to receive approximately $549 million of total proceeds at closing. This amount is in respect of the Company's outstanding loans to CEHI (including accrued interest) and its equity interests in CEHI, which was acquired by CODI on August 26, 2014. The proceeds will be used, in part, to repay outstanding debt under the Company's revolving credit facility and for general corporate purposes. CODI expects to record a gain on the sale of CEHI ranging between $205 million and $215 million for the quarter ended June 30, 2019.

The foregoing brief description of the Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the full text of the Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1 to CODI’s Current Report on Form 8-K filed on May 9, 2019.

Forward-Looking Statements
This filing may contain certain forward-looking statements, including statements with regard to the future performance of CODI and expectations related to the sale of CEHI. Words such as "believes," "expects," “anticipates,” “intends,” "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2018 and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 8    Other Events
Item 8.01    Other Events

On July 1, 2019, CODI issued a press release announcing the closing of the CEHI sale. The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.

Section 9    Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

(b)     Pro Forma Financial Information.
The unaudited condensed consolidated pro forma balance sheet of Compass Diversified Holdings at March 31, 2019 and notes thereto and the unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 2019 and the years ended December 31, 2018, 2017 and 2016 and notes thereto are filed as Exhibit 99.2 hereto and incorporated by reference herein.

d)    Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

2.1
Stock Purchase Agreement, dated May 8, 2019, by and among (i) Calrissian Holdings, LLC; (ii) CEHI Acquisition Corporation; (iii); Compass Group Diversified Holdings LLC; (iv) each Stockholder and Optionholder of the Company; and (v) solely for the purposes of Section 9(r) thereof, Harsco Corporation (attached as Exhibit 2.1 to CODI’s Current Report on Form 8-K filed on May 9, 2019, and incorporated herein by reference).

99.1	Press Release of the Company dated July 1, 2019 announcing the the sale of Clean Earth.

99.2
Unaudited Condensed Consolidated Pro Forma Balance Sheet of Compass Diversified Holdings at March 31, 2019 and notes thereto and Unaudited Condensed Consolidated Pro Forma Statements of Operations for the three months ended March 31, 2019 and the years ended December 31, 2018, 2017 and 2016 and notes thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer